UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

Amendment No.  4 to Form 10
General Form for Registration of Securities of Small
Business Issuers under Section 12(b) or (g) of the
Securities Exchange Act of 1934

Commission file number 000-53875

EMERGING GROWTH ACQUISITIONS I, INC.
(Exact Name of Small Business Issuer in its Charter)

Nevada	6770	27-3492854
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

250 Park Avenue, 7th Floor
New York, New York 10177
 (Address of Company's Principal Executive Offices) (Zip Code)

Gregg E. Jaclin
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212

Emerging Growth Acquisitions I, Inc.
250 Park Avenue, 7th Floor
New York, New York 10177
 (212) 705-4293
 (Name, Address and Issuer's Telephone Number)

Securities to be Registered Under Section 12(b) of the Act: None

Securities to be Registered Under Section 12(g) of the Act:

Common Stock
$0.001 Par Value
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

ITEM 1. BUSINESS.

(a) Business Development

Emerging Growth Acquisitions I, Inc. (“we,” “us,” “our,” the "Company" or the "Company") was incorporated in the State of Nevada on July 19, 2010 (“inception”). Since inception the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company. The Company selected August 31 as its fiscal year end.

Our sole officer and director, Amit Tandon, is a co-founder and Chief Executive Officer of Emissary Capital Group, LLC (“Emissary”).  Emissary is an emerging markets focused merchant banking firm headquartered in midtown Manhattan.  Pursuant to Rule 405 under the Securities Act of 1933, Emissary is not considered a promoter because it did not directly or indirectly take initiative in founding and organizing the business or enterprise of the Company.  In addition, Emissary did not directly or indirectly receive in consideration of services or property, or both services and property, 10 percent or more of any class of securities of the Company or 10 percent or more of the proceeds from the sale of any class of such securities.

(b) Business of Issuer

The Company, based on proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The analysis of new business opportunities will be undertaken by or under the supervision of Amit Tandon, the officer and director of the Company. As of this date the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Company will consider the following kinds of factors:

(a)  Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b) Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)  Strength and diversity of management, either in place or scheduled for recruitment;

(d)  Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)  The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

(f)  The extent to which the business opportunity can be advanced;

(g)  The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

(h)  Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company's limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

FORM OF ACQUISITION

The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.  We do not intend to solicit prospective investors for any transaction. We will rely on word of mouth to locate potential merger candidates.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization.

The present stockholders of the Company will likely not have control of a majority of the voting securities of the Company following a reorganization transaction. As part of such a transaction, all, or a majority of, the Company's directors may resign and one or more new directors may be appointed without any vote by stockholders.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. Our sole officer and director, Amit Tandon, has agreed not to be compensated as he seeks business combinations. We anticipate providing limited compensation to our affiliate(s), approximately between 5% and 10% of any funds received, including amounts paid for reimbursement for services rendered, post-transaction employment, capital advances, and expenses incurred by our affiliates as we seek a business combination. However, at this time there is no written agreement to provide compensation to any of our affiliate(s).

We presently have no employees apart from our management. Our officer and director is engaged in outside business activities and anticipates that he will devote to our business very limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

(c) Reports to security holders.

(1) The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

(2) The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3) The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

(d) MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

We do not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid for by Amit Tandon, our President and sole director. We currently have no written contractual agreements in place with Mr. Tandon to provide such funding; however, Mr. Tandon has verbally agreed to provide such funding until we engage in business activities that provide cash flow sufficient to cover the costs of investigating and analyzing business combinations. A description of the oral arrangement between the Company and Mr. Tandon is attached hereto as Exhibit 10.1.

During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports, and

(ii)	consummating an acquisition.

At this time we do not have the funds to pay for these filings and do not have any written agreement to raise funds to cover these expenses. However, we believe we will be able to meet these costs with funds to be invested from Amit Tandon, our President and sole director. Our sole officer and director received 50,000 common shares of the Company in consideration for services and cash provided. The Verbal Agreement provides that at such time that the Company has the ability to cover the costs of investigating and analyzing business combinations with cash flow from operations, Mr. Tandon will no longer be obligated to cover such costs. The Verbal Agreement does not provide any termination provisions and we do not have legal recourse if Mr. Tandon does not provide funding.  However, we believe that Mr. Tandon has sufficient funds to provide to the Company for the next 12 months. Please refer to the Verbal Agreement filed on September 24, 2010 on Form 10-12G as exhibit 10.1.

Our total operating expenses incurred during the period from July 19, 2010 (inception) through August 31, 2010 is $3,825.  These expenses include the fair value of general and administrative responsibilities handled by two shareholders of the company as well as filing fees, in connection with becoming a public reporting company.

On August 31, 2010, the Company received $725, which was paid directly to the state of Nevada for incorporation costs on behalf of the Company from Amit Tandon, our sole officer and director. Pursuant to the terms of the loan, the loan is non-interest bearing but currently has imputed interest of $3 as an in kind contribution. The largest aggregate amount outstanding is $725, the amount outstanding as of March 21 , 2011 is $725, and no amount of principal or interest has been paid, In addition, the loan is unsecured and is due on demand. Due to the small size of the loan, we believe it will have no material impact on our liquidity and financial position.

We are in the development stage and have negative working capital, negative stockholders’ equity and have not earned any revenues from operations to date. These conditions raise substantial doubt about our ability to continue as a going concern. We are currently devoting our efforts to locating merger candidates. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations. If we enter into and complete a merger, the operating company may be subject to our liabilities both known and unknown, which include but are not limited to monetary obligations or potential unforeseen litigation.

We may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares.

Our sole officer and director has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us.  Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

ITEM 1A. RISK FACTORS.

RISK FACTORS

Our independent auditors have issued a going concern opinion that raises substantial doubt about our ability to continue as a going concern.

Our independent auditors have issued a going concern opinion that raises substantial doubt about our ability to continue as a going concern. As reflected in the financial statements in this Form 10, we are in the development stage with limited operations.  We had a net loss of $3,828 from inception and a working capital and stockholders’ deficiency of $725 at August 31, 2010. Our independent auditor noted that this raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital through stockholder loans and implement our business plan.

An investment in us is highly speculative in nature and involves an extremely high degree of risk. There may be conflicts of interest between our sole officer and director and our stockholders.

Conflicts of interest create the risk that our sole officer and director, Amit Tandon, may have an incentive to act adversely to the interests of our stockholders. A conflict of interest may arise between our sole officer and director’s personal pecuniary interest and his fiduciary duty to our stockholders. As of March 21 , 2011, Amit Tandon’s personal pecuniary interest is the capital invested in creating and forming Emerging Growth Acquisitions I, Inc., which is approximately three thousand dollars ($3000). In addition, our sole officer and director and majority shareholder, Ajay Tandon, are co-founders and hold executive level positions at Emissary Capital Group, LLC. Additionally, Amit Tandon is currently the sole officer and director of other blank check companies and conflicts in the pursuit of business combinations with such other blank check companies with which our sole officer and director is, and may in the future be, affiliated with may arise. Our sole officer and director is currently the sole officer and director of Emerging Growth Acquisitions II, Inc., Emerging Growth Acquisitions III, Inc., Emerging Growth Acquisitions IV, Inc., and Emerging Growth Acquisitions V, Inc. In addition, since August 28, 2009, Mr. Tandon has served as the Chairman and Chief Executive Officer of Cavalier Holdings, a company which provides business management and consulting services to private U.S., Indian and Chinese Companies. If we and the other blank check companies that our sole officer and director is affiliated with desire to take advantage of the same opportunity, then the majority shareholder(s) of the Company, and/or Amit Tandon, the sole officer and director would vote upon the opportunity. In the event of identical officers and directors , such individuals will arbitrarily determine the company that will be entitled to proceed with the proposed transaction. Additionally, in the event that there is a concurrent acquisition opportunity, we believe that our sole officer and director will be able to sufficiently allocate his time equally by devoting approximately two hours per day between the Company and any company in which he is involved. Lastly, potential conflicts of interest may arise as a result of related party loans or ownership of our stock if the Company does not enter into arm’s length transactions. The concept of an arm's length transaction is to ensure that both parties in the transaction are acting in their own self interest and are not subject to any pressure or duress from the other party. This may arise due to our sole officer and director having an equity and pecuniary interest in the company.

Our business is difficult to evaluate because we have no operating history.

As we have no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination.  We have had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. At this time, we have no knowledge regarding the number of shell companies seeking to acquire an operating business. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

We are a development stage company, and our future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

We were incorporated in July 2010 and are considered to be in the development stage. The nature of our operations is highly speculative, and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

We have no existing agreement for a business combination or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, management anticipates devoting very limited time to our affairs. Our officer has not entered into written employment agreements with us and are not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

We may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act of 1933, as amended (the “Securities Act”). Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

There are issues impacting liquidity of our securities with respect to the SEC’s review of a future resale registration statement.

Since our shares of common stock issued prior to a business combination or reverse merger cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a resale registration statement on Form S-1, or some other available form, to register for resale such shares of common stock. We may not be successful in causing the effectiveness of the resale registration statement and subsequent events may preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of common stock.

In addition, the SEC has recently disclosed that it has developed internal informal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions, where the issuer has a market capitalization of less than $75 million and, in general, does not qualify to file a Registration Statement on Form S-3 to register its securities. The SEC has taken the position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act (“Rule 415”), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or "primary" public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer. The SEC may not permit a registration for resale of up to one third of the total number of shares of common stock then currently owned by persons who are not affiliates of such issuer.  Staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors. Since, following a reverse merger or business combination, we may have little or no tradable shares of common stock, it is unclear as to how many, if any, shares of common stock the SEC will permit us to register for resale. The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that we reduce or “cut back” the number of shares of common stock to be registered in such registration statement. The result of the foregoing is that a stockholder’s liquidity in our common stock may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

We have never paid dividends on our common stock.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into us to further our business strategy.

We may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have no revenue unless and until we merge with or acquire an operating business.

We are a development stage company and have had no revenue from operations. We may not realize any revenue unless and until we successfully merge with or acquire an operating business.

We intend to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our Certificate of Incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock and a maximum of 10,000,000 shares of blank check preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Director has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

We have conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

We have not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to us. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Because we may seek to complete a business combination through a “reverse merger”, following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

Authorization of preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of blank check preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Director is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. Although we have no present intention to issue any shares of our authorized preferred stock, and we intend to take no action which would impede consummating a business combination, there can be no assurance that the Company will not issue shares of our authorized preferred stock in the future.

Control by management.

Management currently controls and votes fifty percent (50%) of our issued and outstanding common stock. The remaining fifty percent (50%) is held by one other shareholder, Ajay Tandon, who is the brother of our sole officer and director. Consequently, management has the ability to influence control of our operations and will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

•	Election of the Board of Directors;

•	Removal of directors;

•	Amendment to the our certificate of incorporation or bylaws; and

•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the common stock. Pursuant to Regulation S-K Item 202 (a)(5), the following actions by our officers and directors may have the effect of delaying, deferring or preventing a change in control: issuing more shares from our pool of authorized shares, the ability of the board to amend our charter, and the ability of the board to name new directors without shareholder approval per sections 2.1 and 2.3 of Exhibit 3.2.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

ITEM 3. PROPERTIES.

We neither rent nor own any properties.  We utilize the office space and equipment of our management at no cost. Management estimates such amounts to be immaterial. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of March 21 , 2011, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class

Amit Tandon(1) 250 Park Avenue, 7th Floor New York, NY 10017	50,000(1)	50%

Ajay Tandon 250 Park Avenue, 7th Floor New York, NY 10017	50,000	50%

(1)	Amit Tandon serves as President and Director of the Company.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

A. Identification of Directors and Executive Officers.

In accordance with our bylaws filed as Exhibit 3.2 on September 24, 2010 on Form 10, any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any officer appointed by the chairman may be removed at any time by the board of directors or the chairman. Any officer may resign at any time by giving written notice of his resignation to the chairman or to the secretary, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides. Any vacancy occurring in any office of chairman of the board, president, vice president, secretary or treasurer shall be filled by the board of directors. Any vacancy occurring in any other office may be filled by the chairman. We currently do not have a Chief Executive or Chief Financial Officer. Our sole officer serves as president and director, has served since inception and additional information concerning him is as follows:

Name	Age	Position

Amit Tandon	39	President and Director

Amit Tandon, President and Director

Amit Tandon Since July 19, 2010, Mr. Tandon has served as the sole officer and director of the following blank check companies: Emerging Growth Acquisitions II, Inc., Emerging Growth Acquisitions III, Inc., Emerging Growth Acquisitions IV, Inc., and Emerging Growth Acquisitions V, Inc. He has served in no other directorships except India Clean Energy and Cavalier Holdings as described herein. In November of 2008, Mr. Tandon co-founded Emissary Capital Group, LLC, and since inception to date has served as its Chairman and Chief Executive Officer.  Emissary Capital Group, LLC provides strategic consulting and research services to emerging growth companies primarily based in India and China. In addition, since August 28, 2009, Mr. Tandon has served as the Chairman and Chief Executive Officer of Cavalier Holdings, a holding company which acquired Emissary Capital Group, LLC in August 2009.  Additionally, since July 2009, Mr. Tandon has served as director of India Clean Energy, Inc., a private company that focuses on clean energy.  From 2006 until November 2008, Mr. Tandon worked as an independent consultant providing business development advice, strategic consulting, and management consulting and corporate governance advisory services to emerging growth companies in India and China. From 2003 to 2006, Mr. Tandon served as General Counsel (2003), Managing Director (2004), and Chief Executive Officer (2005) of New York Global Group, Inc., a company which specializes in providing strategic consulting services to emerging growth Chinese companies.  From 2000 through 2003, Mr. Tandon was a corporate attorney with White & Case in its New York offices.  Additionally, from 1999 through 2000, Mr. Tandon was a corporate attorney with Thacher Proffitt in its New York offices.  He earned his Bachelor of Arts degree from Cornell University in 1993, a postgraduate degree in law from the New York University School of Law in 1999 and a Juris Doctorate from the University at Buffalo School of Law in 1996. He also remains a duly licensed attorney in the United States in the states of New York and Connecticut.   We believe that Mr. Tandon’s legal education, corporate law knowledge, and previous business experience as a chief executive officer and independent consultant qualify him to serve as President and director of the Company.

B. Significant Employees. None.

C. Family Relationships. Ajay Tandon, a beneficial owner who owns 50% of the issued and outstanding shares is the brother of Amit Tandon, President.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Company during the past five years.

E. The Board of Director acts as the Audit Committee, and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

Current Blank Check Company Experience

As indicated below, our sole officer and director also serves as an officer and director of the following blank check companies:

Name	Filing Date Registration Statement	Operating Status	SEC File Number	Pending Business Combinations	Additional Information
Emerging Growth Acquisitions II, Inc.	None.	Not Effective	None.	None.	Amit Tandon has been the sole officer and director since July 19, 2010

Emerging Growth Acquisitions III, Inc	None.	Not Effective	None.	None.	Amit Tandon has been the sole officer and director since July 19, 2010

Emerging Growth Acquisitions IV, Inc	None.	Not Effective	None.	None.	Amit Tandon has been the sole officer and director since July 19, 2010

Emerging Growth Acquisitions V, Inc	None.	Not Effective	None.	None.	Amit Tandon has been the sole officer and director since July 19, 2010

•
Each of these entities were formed as a vehicle to pursue a business combination and the operations of each individual entity will have no impact on the other entities. However, in the event of identical officers and directors or members of management, such individuals will arbitrarily determine the company that will be entitled to proceed with the proposed transaction.

•	Please note that our management has not been involved in any other blank check or shell companies.
•
We will not have to determine which of the shell companies will pay the expenses of our affiliate(s) as they seek business combinations before a specific combination is assigned to a specific shell because our affiliate(s), Amit Tandon, has agreed not to be compensated as he seeks business combinations because the expenses incurred will be borne by our affiliates personally. We anticipate providing limited compensation to our affiliate(s), approximately between 5% and 10% of any funds received, upon closing of a business combination including amounts paid for reimbursement for services rendered, post-transaction employment, capital advances, and expenses incurred by our affiliates as we seek a business combination. However, at this time there is no written agreement to provide compensation to any of our affiliate(s).

ITEM 6. EXECUTIVE COMPENSATION.

Our sole officer and director has not received any cash remuneration since inception. Additionally , our sole officer and director intends to devote very limited time to our affairs. Our sole officer and director and majority shareholder intend to profit from our involvement in this company buy consummating a business combination with a private entity that will compensate our sole officer and director and majority shareholder for, including but not limited to, past services, post transaction employment, selling shares or entering into a share repurchase agreement.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Amit Tandon, President and Director	2010	$50*	0	0	0	0	0	$0	$50*

*As set forth above in Item 4, Security Ownership of Certain Beneficial Owners, the compensation earned or paid by the Company to its named sole officer and director is in connection with the issuance of fifty thousand (50,000) common shares valued at $0.001 per share.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employee.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

For the three months ended November 30, 2010, shareholders of the Company, Amit and Ajay Tandon, contributed services having a fair value of $6,500. The fair value of the services was based on the estimate contributed by the shareholders. The $6,500 of services contributed by the shareholders is included in operating expenses. This amount represents the fair value assigned to general and administrative services provided by the shareholders to handle the day to day responsibilities of the Company, as well as various filing fees.

For the three months ended November 30, 2010, the Company recorded $11 of imputed interest related to the shareholder loan payable as an in-kind contribution.

On November 5, 2010, the Company received $750 from Amit Tandon for costs in connection with setting up and forming the Corporation. Pursuant to the terms of the loan, the loan is non-interest bearing, unsecured and is due on demand.

On August 31, 2010, the Company received $725, which was paid directly to the state of Nevada for incorporation costs on behalf of the Company from Amit Tandon, our sole officer and director. Pursuant to the terms of the loan, the loan is non-interest bearing but currently has imputed interest of $3 as an in kind contribution.  The largest aggregate amount outstanding is $725, the amount outstanding as of March 21 , 2011 is $725, and no amount of principal or interest has been paid. The loan is unsecured and is due on demand. The Company has imputed interest at fair value as required by ASC 835-30-25-3. The Company will continue to impute and record interest on non interest bearing loans as an in-kind contribution by the principal stockholder and other related economic interest holders.

For the period ended August 31, 2010, Amit and Ajay Tandon contributed services having a fair value of $3,000. The services contributed by Ajay Tandon had a fair value of $1500. The nature of the aforementioned services are in connection with founding and setting up the formation of the Company.

For the period ended August 31, 2010, the Company recorded $3 of imputed interest related to shareholder loans payable as an in-kind contribution.

On July 19, 2010, we issued 50,000 shares to Amit Tandon and 50,000 shares to Ajay Tandon having a fair market value of $50 ($0.001/share) for cash provided and founder services rendered to us in our formation, preparation of initial incorporation documents and preparation of this registration statement. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933.

We have not consummated any transactions subsequent to our fiscal year end.

ITEM 8. LEGAL PROCEEDINGS.

Pursuant to Item 401 (f) of Regulation S-K there are no events that occurred during the past ten (10) years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant:

•
No petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	The registrant has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding:
•
Such registrant was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

o
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

o	Engaging in any type of business practice; or
o	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;
•
Such registrant was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in Regulation S-K, Item 401 paragraph (f)(3)(i) entitled Involvement in Certain Legal Proceedings, or to be associated with persons engaged in any such activity;

•
Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

•
Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•
Such registrant was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o	Any Federal or State securities or commodities law or regulation; or
o
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•
Such registrant was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

(a) Market Information.

The Common Stock is not trading on any stock exchange. Additionally, there is no established public trading market for our common stock. The Company is not aware of any market activity in its Common Stock since its inception through the date of this filing.

(b) Holders.

As of March 21 , 2011, there are two (2) record holders of an aggregate of 100,000 shares of the Common Stock issued and outstanding.

(c) Dividends.

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant's business.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

On July 19, 2010, we issued 50,000 shares to Amit Tandon and 50,000 shares to Ajay Tandon for founder services rendered to us in our formation, preparation of initial incorporation documents and preparation of this registration statement. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Tandon had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

(a) Common and Preferred Stock.

We are authorized by our Certificate of Incorporation to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of common stock, par value $0.001 per share (the "Common Stock") and 10,000,000 are shares of blank check preferred stock, par value $0.001 per share (the “Preferred Stock”). As of March 21 , 2011, 100,000 shares of Common Stock and zero shares of Preferred Stock were issued and outstanding. The rights of holders of our common and preferred stock may be modified other than by a vote of a majority or more of the shares outstanding, voting as a class. Our Board of Directors has the authority to amend, alter, or repeal the bylaws of our corporation. Pursuant to our Articles of Incorporation and Bylaws, the following actions by our officers and board of director(s) may have the effect of delaying, deferring or preventing a change in control: (i) issuing more shares from our pool of authorized shares; (ii) the ability of the board to amend our charter; and (iii) the ability of the board to name new directors without shareholder approval per sections 2.1 and 2.3 of Exhibit 3.2. Please refer to our articles of incorporation and bylaws filed with the Securities and Exchange Commission on September 24, 2010 for a more detailed description of the rights of our officers and board of director(s).

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. A consenting vote of stockholders comprising greater then fifty percent (50%) of the outstanding shares of the company is required to take corporate action. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Director out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of blank check Preferred Stock.  Section 4.2 of our bylaws authorizes our Board of Directors to issue Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Director is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. Although we have no present intention to issue any shares of our authorized Preferred Stock, and we intend to take no corporate actions which would impede a business combination, there can be no assurance that the Company will not issue shares of our authorized Preferred Stock in the future. There is no restriction on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

(b) Debt Securities.

None.

(c) Other Securities to be Registered.

None.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Nevada General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Article V of the Company’s bylaws provides that it will indemnify and hold harmless, to the fullest extent permitted by Nevada General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Nevada General Corporation Law permits a corporation to provide in its by laws that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

• any breach of the director's duty of loyalty to the corporation or its stockholders;

• acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

• payments of unlawful dividends or unlawful stock repurchases or redemptions; or

• any transaction from which the director derived an improper personal benefit.

Article V of the Company’s bylaws provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

EMERGING GROWTH ACQUISITIONS I, INC.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	BALANCE SHEET AS OF AUGUST 31, 2010

PAGE	F-3	STATEMENT OF OPERATIONS FOR THE PERIOD FROM JULY 19, 2010 (INCEPTION) TO AUGUST 31, 2010

PAGE	F-4	STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR THE PERIOD FROM JULY 19, 2010 (INCEPTION) TO AUGUST 31, 2010

PAGE	F-5	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JULY 19, 2010 (INCEPTION) TO AUGUST 31, 2010

PAGES	F-6 - F-9	NOTES TO FINANCIAL STATEMENTS

Webb & Company, Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Emerging Growth Acquisitions I, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Emerging Growth Acquisitions I, Inc. (a development stage company) (the “Company”) as of August 31, 2010 and the related statements of operations, changes in stockholders’ deficiency and cash flows for the period from July 19, 2010 (Inception) to August 31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Emerging Growth Acquisitions I, Inc. (a development stage company) as of August 31, 2010 and the results of its operations and its cash flows for the period from July 19, 2010 (Inception) to August 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 5 to the financial statements, the Company is in the development stage with no operations, used cash in operations of $725 from inception and has a net loss since inception of $3,828. These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans concerning these matters are also described in Note 5.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
September 14, 2010

Emerging Growth Acquisitions I, Inc.
(A Development Stage Company)
Balance Sheet

ASSETS
August 31, 2010

Total Assets	$-

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Loan Payable - Related Party	$725
Total Liabilities	725

Commitments and Contingencies	-

Stockholders' Deficiency
Preferred stock, $0.001 par value; 10,000,000 shares authorized,
none issued and outstanding	$-
Common stock, $0.001 par value; 100,000,000 shares authorized, 100,000 shares
issued and outstanding	100
Additional paid-in capital	3,003
Deficit accumulated during the development stage	(3,828)
Total Stockholders' Deficiency	(725)

Total Liabilities and Stockholders' Deficiency	$-

See accompanying notes to financial statements.

Emerging Growth Acquisitions I, Inc.
(A Development Stage Company)
Statement of Operations

For the period from July 19, 2010
(Inception) to August 31, 2010
Operating Expenses
General and administrative	$3,825
Total Operating Expenses	3,825

Loss from Operations	(3,825)

Other Expense
Interest Expense	(3)

Total Other Expense	(3)

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(3,828)

Provision for Income Taxes	-

NET LOSS	$(3,828)

Net Loss Per Share - Basic and Diluted	$(0.04)

Weighted average number of shares outstanding	100,000
during the period - Basic and Diluted

See accompanying notes to financial statements.

Emerging Growth Acquisitions I, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Deficiency
For the period from July 19, 2010 (Inception) to August 31, 2010

						Deficit
	Preferred Stock		Common stock		Additional	accumulated during the	Total
					paid-in	development	Stockholders'
	Shares	Amount	Shares	Amount	capital	stage	Deficiency

Balance July 19, 2010	-	$-	-	$-	$-	$-	$-

Common stock issued for services to founders ($0.001 per share)	-	-	100,000	100	-	-	100

In kind contribution of services	-	-	-	-	3,000	-	3,000

In kind contribution of interest	-	-	-	-	3	-	3

Net loss for the period July 19, 2010 (Inception) to August 31, 2010	-	-	-	-	-	(3,828)	(3,828)

Balance, August 31, 2010	-	$-	100,000	$100	$3,003	$(3,828)	$(725)

See accompanying notes to financial statements.

Emerging Growth Acquisitions I, Inc.
(A Development Stage Company)
Statement of Cash Flows

For the period from July 19, 2010
(Inception) to August 31, 2010
Cash Flows Used in Operating Activities:
Net Loss	$(3,828)
Adjustments to reconcile net loss to net cash used in operations
In-kind contribution of services	3,000
In-kind contribution of interest	3
Shares issued to founder for services	100
Net Cash Used In Operating Activities	(725)

Cash Flows From Financing Activities:
Proceeds from loan payable- Related party	725
Net Cash Provided by Financing Activities	725

Net Increase in Cash	-

Cash at Beginning of Period	-

Cash at End of Period	$-

Supplemental disclosure of cash flow information:

Cash paid for interest	$-
Cash paid for taxes	$-

See accompanying notes to financial statements.

EMERGING GROWTH ACQUISITIONS I, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF AUGUST 31, 2010

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Emerging Growth Acquisitions I, Inc., (a development stage company) (the "Company") was incorporated under the laws of the State of Nevada on July 19, 2010.  The Company was formed to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held company.

Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At August 31, 2010, the Company had no cash equivalents.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, “Earnings Per Share.”  As of August 31, 2010 there were no common share equivalents outstanding.

(E) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”).  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As of August 31, 2010, the Company has a net operating loss carry forward of approximately $725 available to offset future taxable income through August 31, 2030.  The valuation allowance at August 31, 2010 was $247.  The net change in the valuation allowance for the year ended August 31, 2010 was an increase of $247.

The net deferred tax liability in the accompanying balance sheet includes the following amounts of deferred tax assets and liabilities:

EMERGING GROWTH ACQUISITIONS I, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF AUGUST 31, 2010

August 31, 2010

Deferred tax liability:	$-
Deferred tax asset
Net Operating Loss Carryforward	247
Valuation allowance	(247)
Net deferred tax asset	-
Net deferred tax liability	$-

The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating losses and the uncertainty of the Company’s ability to utilize all of the net operating loss carryforwards before they will expire through the year 2030.

The components of income tax expense related to continuing operations are as follows:

August 31, 2010
Federal
Current	$-
Deferred	-
$-
State and Local
Current	$-
Deferred	-
$-

EMERGING GROWTH ACQUISITIONS I, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF AUGUST 31, 2010

The Company's income tax expense differed from the statutory rates (federal 34%) as follows:

Period Ended August 31, 2010

Statutory rate applied to earnings before income taxes:	$(1,302)
Increase (decrease) in income taxes resulting from:
State income taxes Non deductible expenses	1,055
Change in deferred tax asset valuation allowance	247
Other	-
Income Tax Expense	$-

(F) Business Segments
The Company operates in one segment and therefore segment information is not presented.

(G) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

(H) Financial Instruments

The carrying amount of the Company’s financial instruments including loans payable-related party and it approximates fair value due to the relatively short period to maturity for this instrument.

NOTE 2   STOCKHOLDERS’ EQUITY

(A) In-Kind Contribution

For the period ended August 31, 2010, shareholders of the Company contributed services having a fair value of $3,000 (See Note 4). The fair value of the series was based on the estimate contributed by the shareholders. The $3,000 of services contributed by the shareholders is included in operating expenses. This amount represents the fair value assigned to general and administrative services provided by the shareholders to handle the day to day responsibilities of the Company, as well as various filing fees.

For the period ended August 31, 2010, the Company recorded $3 of imputed interest related to shareholder loan payable as an in-kind contribution (See Note 4).

(B) Stock Issued for Services

On July 19, 2010, the Company issued 50,000 shares of common stock to its sole officer and director having a fair value of $50 ($0.001/share) in exchange for services provided (See Note 4). We determined the value of services contributed by our two shareholders at an hourly rate of $5 per hour.

EMERGING GROWTH ACQUISITIONS I, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF AUGUST 31, 2010

On July 19, 2010, the Company issued 50,000 shares of common stock to  co-founder, Ajay Tandon, having a fair value of $50 ($0.001/share) in exchange for services provided.

NOTE 3          LOAN PAYABLE – RELATED PARTY

On August 31, 2010, the Company received $725 from a principal stockholder. Pursuant to the terms of the loan, the loan is non-interest bearing, unsecured and is due on demand (See Note 4).

NOTE 4          RELATED PARTY TRANSACTIONS

For the period ended August 31, 2010, shareholders of the Company contributed services having a fair value of $3,000 (See Note 2(A)).

For the period ended August 31, 2010, the Company recorded $3 of imputed interest related to shareholder loans payable as an in-kind contribution (See Note 2(A)).

On July 19, 2010, the Company issued 50,000 shares of common stock to its founder having a fair value of $50 ($0.001/share) in exchange for services and cash provided (See Note 2 (B)).

On August 31, 2010, the Company received $725 from the principal stockholder. Pursuant to the terms of the loan, the loan is non-interest bearing, unsecured and is due on demand (See Note 3).

NOTE 5          GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations, used cash in operations of $725 from inception and has a net loss since inception of $3,828.    This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital through shareholder loans and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 6          SUBSEQUENT EVENT

In preparing these financial statements, we have evaluated events and transactions for potential recognition or disclosure through September 14, 2010, the date the financial statements were issued.

EMERGING GROWTH ACQUISITIONS I, INC.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F-11	CONDENSED BALANCE SHEETS AS OF NOVEMBER 30, 2010 (UNAUDITED) AND AS OF AUGUST 31, 2010.

PAGE	F-12	CONDENSED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED NOVEMBER 30, 2010 (UNAUDITED) AND FOR THE PERIOD FROM JULY 19, 2010 (INCEPTION) TO AUGUST 31, 2010 (UNAUDITED).

PAGE	F-13	CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR THE PERIOD FROM JULY 19, 2010 (INCEPTION) TO NOVEMBER 30, 2010 (UNAUDITED).

PAGE	F-14	CONDENSED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED NOVEMBER 30, 2010 (UNAUDITED)AND FOR THE PERIOD FROM JULY 19, 2010 (INCEPTION) TO NOVEMBER 30, 2010 (UNAUDITED).

PAGES	F-15 - F-18	NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED).

Emerging Growth Acquisitions I, Inc.
(A Development Stage Company)
Condensed Balance Sheets

ASSETS
	November 30, 2010	August 31, 2010
	(Unaudited)

Total Assets	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts Payable	$6,019	$-
Loan Payable - Related Party	1,475	725
Total Liabilities	7,494	725

Commitments and Contingencies	-	-

Stockholders' Deficiency
Preferred stock, $0.001 par value; 10,000,000 shares authorized,
none issued and outstanding	$-	$-
Common stock, $0.001 par value; 100,000,000 shares authorized, 100,000 shares
issued and outstanding	100	100
Additional paid-in capital	9,514	3,003
Deficit accumulated during the development stage	(17,108)	(3,828)
Total Stockholders' Deficiency	(7,494)	(725)

Total Liabilities and Stockholders' Deficiency	$-	$-

See accompanying notes to condensed unaudited financial statements.

Emerging Growth Acquisitions I, Inc.
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)

	For the Three Months Ended	For the period from July 19, 2010
	November 30, 2010	(Inception) to November 30, 2010
Operating Expenses
Professional fees	$5,775	$5,775
General and administrative	7,494	11,319
Total Operating Expenses	13,269	17,094

Loss from Operations	(13,269)	(17,094)

Other Expense
Interest Expense	(11)	(14)

Total Other Expense	(11)	(14)

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(13,280)	(17,108)

Provision for Income Taxes	-	-

NET LOSS	$(13,280)	$(17,108)

Net Loss Per Share - Basic and Diluted	$(0.13)

Weighted average number of shares outstanding	100,000
during the period - Basic and Diluted

See accompanying notes to condensed unaudited financial statements.

Emerging Growth Acquisitions I, Inc.
(A Development Stage Company)
Condensed Statement of Changes in Stockholders' Deficiency
For the period from July 19, 2010 (Inception) to November 30, 2010
(Unaudited)

						Deficit
	Preferred Stock		Common stock		Additional	accumulated during the	Total
					paid-in	development	Stockholders'
	Shares	Amount	Shares	Amount	capital	stage	Deficiency

Balance July 19, 2010	-	$-	-	$-	$-	$-	$-

Common stock issued for services to founders ($0.001 per share)	-	-	100,000	100	-	-	100

In kind contribution of services	-	-	-	-	3,000	-	3,000

In kind contribution of interest	-	-	-	-	3	-	3

Net loss for the period July 19, 2010 (Inception) to August 31, 2010	-	-	-	-	-	(3,828)	(3,828)

Balance, August 31, 2010	-	-	100,000	100	3,003	(3,828)	(725)

In kind contribution of services	-	-	-	-	6,500	-	6,500

In kind contribution of interest	-	-	-	-	11	-	11

Net loss for the period ended November 30, 2010	-	-	-	-	-	(13,280)	(13,280)

Balance, November 30, 2010	-	$-	100,000	$100	$9,514	$(17,108)	$(7,494)

See accompanying notes to condensed unaudited financial statements.

Emerging Growth Acquisitions I, Inc.
(A Development Stage Company)
Condensed Statements of Cash Flows
(Unaudited)

	For the Three Months Ended	For the period from July 19, 2010
	November 30, 2010	(Inception) to November 30, 2010
Cash Flows Used in Operating Activities:
Net Loss	$(13,280)	$(17,108)
Adjustments to reconcile net loss to net cash used in operations
In-kind contribution of services	6,500	9,500
In-kind contribution of interest	11	14
Shares issued to founder for services	-	100
Changes in operating assets and liabilities:
(Decrease) Increase in accounts payable and accrued expenses	6,019	6,019
Net Cash Used In Operating Activities	(750)	(1,475)

Cash Flows From Financing Activities:
Proceeds from loan payable- Related party	750	1,475
Net Cash Provided by Financing Activities	750	1,475

Net Increase in Cash	-	-

Cash at Beginning of Period	-	-

Cash at End of Period	$-	$-

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

See accompanying notes to condensed unaudited financial statements.

EMERGING GROWTH ACQUISITIONS I, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF NOVEMBER 30, 2010
(UNAUDITED)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

Emerging Growth Acquisitions I, Inc., (a development stage company) (the "Company") was incorporated under the laws of the State of Nevada on July 19, 2010. The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation.

Activities during the development stage include developing the business plan and raising capital.

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information.  Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management’s opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made, which are necessary for a fair financial statements presentation.  The results for the interim period are not necessarily indicative of the results to be expected for the year

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At November 30, 2010 and August 31, 2010, the Company had no cash equivalents.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, “Earnings Per Share.”  As of November 30, 2010 there were no common share equivalents outstanding.

EMERGING GROWTH ACQUISITIONS I, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF NOVEMBER 30, 2010
(UNAUDITED)

(E) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”).  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

NOTE 2	STOCKHOLDERS’ EQUITY

(A) In-Kind Contribution

For the three months ended November 30, 2010, shareholders of the Company contributed services having a fair value of $6,500 (See Note 4). The fair value of the series was based on the estimate contributed by the shareholders. The $6,500 of services contributed by the shareholders is included in operating expenses. This amount represents the fair value assigned to general and administrative services provided by the shareholders to handle the day to day responsibilities of the Company, as well as various filing fees.

For the three months ended November 30, 2010, the Company recorded $11 of imputed interest related to shareholder loan payable as an in-kind contribution (See Note 4).

For the period ended August 31, 2010, shareholders of the Company contributed services having a fair value of $3,000 (See Note 4). The fair value of the series was based on the estimate contributed by the shareholders. The $3,000 of services contributed by the shareholders is included in operating expenses.

EMERGING GROWTH ACQUISITIONS I, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF NOVEMBER 30, 2010
(UNAUDITED)

This amount represents the fair value assigned to general and administrative services provided by the shareholders to handle the day to day responsibilities of the Company, as well as various filing fees.

For the period ended August 31, 2010, the Company recorded $3 of imputed interest related to shareholder loan payable as an in-kind contribution (See Note 4).

(B) Stock Issued for Services

On July 19, 2010, the Company issued 50,000 shares of common stock to a co-founder and our sole president and director, Amit Tandon , having a fair value of $50 ($0.001/share) in exchange for services provided (See Note 4). We determined the value of services contributed by our two shareholders at an hourly rate of $50 per hour.

On July 19, 2010, the Company issued 50,000 shares of common stock to a co-founder Ajay Tandon,  having a fair value of $50 ($0.001/share) in exchange for services provided (See Note 4).

NOTE 3             LOAN PAYABLE – RELATED PARTY

On November 5, 2010, the Company received $750 from a principal stockholder. Pursuant to the terms of the loan, the loan is non-interest bearing, unsecured and is due on demand (See Note 4).

On August 31, 2010, the Company received $725 from a principal stockholder. Pursuant to the terms of the loan, the loan is non-interest bearing, unsecured and is due on demand (See Note 4).

NOTE 4             RELATED PARTY TRANSACTIONS

For the three months ended November 30, 2010, shareholders of the Company contributed services having a fair value of $6,500 (See Note 2(a)).

On July 19, 2010, the Company issued 50,000 shares of common stock to its co-founder and our sole president and director , Amit Tandon , having a fair value of $50 ($0.001/share) in exchange for services provided (See Note 4). We determined the value of services contributed by our two shareholders at an hourly rate of $50 per hour.

For the period ended August 31, 2010, shareholders of the Company contributed services having a fair value of $3,000 (See Note 2(A)).

For the three months ended November 30, 2010, the Company recorded $11 of imputed interest related to shareholder loan payable as an in-kind contribution (See Note 2(a)).

For the period ended August 31, 2010, the Company recorded $3 of imputed interest related to shareholder loans payable as an in-kind contribution (See Note 2(A)).

EMERGING GROWTH ACQUISITIONS I, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF NOVEMBER 30, 2010
(UNAUDITED)

On July 19, 2010, the Company issued 50,000 shares of common stock to its co-founder having a fair value of $50 ($0.001/share) in exchange for services and cash provided (See Note 2 (B)).

On November 5, 2010, the Company received $750 from a principal stockholder. Pursuant to the terms of the loan, the loan is non-interest bearing, unsecured and is due on demand (See Note 3).

On August 31, 2010, the Company received $725 from the principal stockholder. Pursuant to the terms of the loan, the loan is non-interest bearing, unsecured and is due on demand (See Note 3).

NOTE 5             GOING CONCERN

As reflected in the accompanying unaudited condensed financial statements, the Company is in the development stage with no operations, used cash in operations of $1,475 from inception and has a net loss since inception of $17,108. This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital through shareholder loans and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 6             SUBSEQUENT EVENT

In preparing these financial statements, we have evaluated events and transactions for potential recognition or disclosure through February 2, 2011, the date the financial statements were issued.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
3.1	Amended Certificate of Incorporation **

3.2	Amended By-Laws **

10.1	Description of Verbal Management Consulting Agreement Between Emerging Growth Acquisitions I, Inc. and Amit Tandon*

* Filed on September 24, 2010 with the Securities and Exchange Commission on Form 10-12G.

** Filed on February 8, 2011 with the Securities and Exchange Commission on the Amended Form 10-12G.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Company caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 21 , 2011	EMERGING GROWTH ACQUISITIONS I, INC.

	By:	/s/ Amit Tandon
Name: Amit Tandon
Title: President, Director